FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2016 First Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2016 First Quarter Financial Results

CHICAGO, IL, February 5, 2016 – Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its first fiscal quarter ended December 31, 2015.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)

	December 31, 2015	September 30, 2015
Investment portfolio, at fair value	$1,528,462	$1,529,784
Total assets	$1,640,847	$1,633,426	(1)
Net asset value per share	$15.89	$15.80

	Quarter Ended
	December 31, 2015	September 30, 2015
Investment income	$30,500	$33,552
Net investment income	$14,999	$15,481
Net gain on investments and secured borrowings	$5,640	$3,989
Net increase in net assets resulting from operations	$20,639	$19,470

Net earnings per share	$0.40	$0.38
Net gain on investments and secured borrowings per share	$0.11	$0.08
Net investment income per share	$0.29	$0.30
Accrual for capital gain incentive fee per share	$0.03	$0.02
Net investment income before capital gain incentive fee accrual per share (2)	$0.32	$0.32

(1)	On October 1, 2015, we adopted Accounting Standards Update (“ASU”) 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset.
Adoption of ASU 2015-03 requires the changes to be applied retrospectively.

(2)	As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the investment advisory agreement with GC Advisors.

First Fiscal Quarter 2016 Highlights

•	Net increase in net assets resulting from operations for the quarter ended December 31, 2015 was $20.6 million, or $0.40 per share, as compared to $19.5 million, or $0.38 per share, for the quarter ended September 30, 2015;
•	Net investment income for the quarter ended December 31, 2015 was $15.0 million, or $0.29 per share, as compared to $15.5 million, or $0.30 per share, for the quarter ended September 30, 2015;
•	Net investment income for the quarter ended December 31, 2015 excluding a $1.4 million accrual for the capital gain incentive fee under GAAP was $16.4 million, or $0.32 per share, as compared to $16.3 million, or $0.32 per share, when excluding a $0.8 million accrual for the capital gain incentive fee under GAAP, for the quarter ended September 30, 2015;

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•	Net gain on investments and secured borrowings for the quarter ended December 31, 2015 was $5.6 million, or $0.11 per share, as compared to $4.0 million, or $0.08 per share, for the quarter ended September 30, 2015; and
•	Our board of directors declared a quarterly distribution on February 2, 2016 of $0.32 per share, payable on March 30, 2016 to stockholders of record as of March 7, 2016.

Portfolio and Investment Activities

As of December 31, 2015, the Company had investments in 169 portfolio companies with a total fair value of $1,416.5 million and had investments in subordinated notes and limited liability company (“LLC”) equity interests in Senior Loan Fund LLC (“SLF”) with a total fair value of $111.9 million. This compares to the Company’s portfolio as of September 30, 2015, as of which date the Company had investments in 164 portfolio companies with a total fair value of $1,430.9 million and had investments in subordinated notes and LLC equity interests in SLF with a total fair value of $98.9 million. Investments in portfolio companies as of December 31, 2015 and September 30, 2015 consisted of the following:

	As of December 31, 2015		As of September 30, 2015
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$178,284	11.7%	$197,329	12.9%
One stop	1,135,424	74.3	1,134,222	74.1
Second lien	39,588	2.6	39,774	2.6
Subordinated debt	1,721	0.1	1,715	0.1
Subordinated notes in SLF (1)	82,730	5.4	76,563	5.0
LLC equity interests in SLF (1)	29,199	1.9	22,373	1.5
Equity	61,516	4.0	57,808	3.8

Total	$1,528,462	100.0%	$1,529,784	100.0%

(1)	SLF's proceeds from the subordinated notes and LLC equity interests invested in SLF were utilized by SLF to invest in senior secured loans.

The following table shows the asset mix of our new investment commitments for the three months ended December 31, 2015:

	For the three months ended December 31, 2015
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$35,136	21.2%
One stop	113,464	68.6
Subordinated notes in SLF	6,168	3.7
LLC equity interests in SLF	9,337	5.7
Equity securities	1,340	0.8

Total new investment commitments	$165,445	100.0%

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Overall, total investments at fair value decreased by $1.3 million during the three months ended December 31, 2015 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gains (losses). Total investments at fair value held by SLF increased by 11.6%, or $36.8 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gains (losses).

For the three months ended December 31, 2015, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of income producing investments in the Company’s portfolio were 8.2% and 7.6%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended December 31, 2015 and September 30, 2015 was $30.5 million and $33.6 million, respectively. This $3.1 million decrease was primarily attributable to lower fee income from prepayments, accretion of discounts resulting from decreased payoffs, and lower interest income driven by a small decline in average investments during the quarter ended December 31, 2015.

Total expenses for the quarters ended December 31, 2015 and September 30, 2015 were $15.2 million and $18.1 million, respectively. This $2.9 million decrease was primarily attributable to a decrease in the incentive fee due to lower investment income.

During the quarter ended December 31, 2015, the Company recorded net realized gains of $5.0 million and recorded net unrealized appreciation of $0.6 million. The net realized gains were primarily due to the sale of, or capital gain distributions received from, three equity investments which was partially offset by a realized loss on the write-off of one non-accrual portfolio company investment.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facility and cash flow from operations. The Company’s primary uses of funds from operations include investment in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facility, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of December 31, 2015, the Company had cash and cash equivalents of $6.9 million, restricted cash and cash equivalents of $94.2 million and $809.4 million of debt and secured borrowings outstanding. As of December 31, 2015, the Company had $76.9 million of remaining commitments and $25.1 million available for additional borrowings on its revolving credit facility, subject to leverage and borrowing base restrictions.

On February 2, 2016, the Company’s board of directors declared a quarterly distribution of $0.32 per share, payable on March 30, 2016 to holders of record as of March 7, 2016.

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Related Party Stock Purchases

During calendar year 2015, the Golub Capital Employee Grant Program Rabbi Trust (the “Trust”) purchased approximately $16.0 million, or 952,051 shares, of the Company, for the purpose of awarding incentive compensation to employees of GC Advisors LLC and its affiliates. During calendar year 2014, the Trust purchased approximately $14.5 million, or 835,271 shares, of the Company, for the purpose of awarding incentive compensation to employees of GC Advisors LLC and its affiliates.

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.
2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).
1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of December 31, 2015 and September 30, 2015:

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	December 31, 2015		September 30, 2015
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$79,344	5.2%	$134,142	8.8%
4	1,342,163	87.8	1,298,558	84.9
3	89,819	5.9	87,687	5.7
2	17,136	1.1	9,397	0.6
1	-	-	-	-
Total	$1,528,462	100.0%	$1,529,784	100.0%

Conference Call

The Company will host an earnings conference call at 4:00 p.m. (Eastern Time) on Monday, February 8, 2016 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 616-5331 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4385. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 12.31.15 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 6:00 p.m. (Eastern Time) on March 9, 2016. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21803035.

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Golub Capital BDC, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(In thousands, except share and per share data)

	December 31, 2015	September 30, 2015
Assets	(unaudited)	(audited)
Investments, at fair value (cost of $1,515,330 and $1,517,314, respectively)	$1,528,462	$1,529,784
Cash and cash equivalents	6,871	5,468
Restricted cash and cash equivalents	94,199	92,016
Interest receivable	5,881	5,700
Receivable from investments sold	5,079	-
Other assets	355	458
Total Assets	$1,640,847	$1,633,426

Liabilities
Debt	$809,050	$813,250
Less unamortized debt issuance costs	6,448	7,624	(1)
Debt less unamortized debt issuance costs	802,602	805,626
Secured borrowings, at fair value (proceeds of $343 and $351, respectively)	346	355
Interest payable	4,872	2,722
Management and incentive fees payable	9,566	11,754
Payable for open trades	4,677	-
Accounts payable and accrued expenses	2,365	2,042
Accrued trustee fees	59	57
Total Liabilities	824,487	822,556

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2015 and September 30, 2015	-	-
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 51,379,787 and 51,300,193 shares issued and outstanding as of December 31, 2015 and September 30, 2015, respectively	51	51
Paid in capital in excess of par	791,980	790,713
Undistributed net investment income	2,813	4,230
Net unrealized appreciation (depreciation) on investments and secured borrowings	15,796	15,134
Net realized gain (loss) on investments and secured borrowings	5,720	742
Total Net Assets	816,360	810,870
Total Liabilities and Total Net Assets	$1,640,847	$1,633,426

Number of common shares outstanding	51,379,787	51,300,193
Net asset value per common share	$15.89	$15.80

(1)	On October 1, 2015, we adopted ASU 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes to be applied retrospectively.

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Golub Capital BDC, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended
	December 31, 2015	September 30, 2015
	(unaudited)	(unaudited)
Investment income
Interest income	$29,193	$31,495
Dividend income	1,007	675
Fee income	300	1,382

Total investment income	30,500	33,552

Expenses
Interest and other debt financing expenses	6,731	6,657
Base management fee	5,314	5,428
Incentive fee	1,771	4,514
Professional fees	731	732
Administrative service fee	503	605
General and administrative expenses	149	135

Total expenses	15,199	18,071

Net investment income - before excise tax	15,301	15,481

Excise tax	302	-

Net investment income - after excise tax	14,999	15,481

Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	4,978	4,851
Net change in unrealized appreciation (depreciation) on investments
and secured borrowings	662	(862)

Net gain (loss) on investments and secured borrowings	5,640	3,989

Net increase in net assets resulting from operations	$20,639	$19,470

Per Common Share Data
Basic and diluted earnings per common share	$0.40	$0.38
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	51,302,788	51,260,320

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ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured, one stop, second lien and subordinated loans of middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $15 billion of capital under management. The firm has an award-winning middle market lending business. Golub Capital has three highly complementary business lines led by experienced teams of credit professionals: Middle Market Lending, Late Stage Lending and Broadly Syndicated Loans. Golub Capital’s lending offices are located in Chicago, New York, San Francisco and Charlotte. For more information, please visit the firm’s website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune

312-284-0111

rteune@golubcapital.com

Source: Golub Capital BDC, Inc.

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